Exhibit 10.5

Joseph J. McCarthy	Senior Vice President
Walnut Creek CBS

February 9, 2005

Mr. Jeffrey A. McCandless, SVP/CFO
Tier Technologies, Inc.
10780 Parkridge Blvd., Suite 400
Reston, Virginia  20191

Re:

Default under Credit and Security Agreement dated January 29, 2003, in the Original Principal Sum of $15,000,000.00 (the “Agreement”), executed by Tier Technologies, Inc., a California corporation and Official Payments Corporation, a Delaware corporation (collectively, “Borrower”) in favor of City National Bank (“CNB”).

Dear Mr. McCandless:

          Section 5.10.4 of the Agreement requires that Borrower maintain Net profits from continuing operations, after taxes, of at least $1.00 for each fiscal quarter.  As of December 31, 2004, Borrower’s Net profits were less than $1.00.

          Under the terms of Agreement, Borrower’s failure to comply with or observe the provisions of the foregoing Section constitutes an Event of Default.  You have requested that CNB waive the provisions of such Section in connection with such Event of Default.  Subject to the terms and conditions hereof, CNB hereby waives the specific Event of Default set forth in the above paragraph.

          This waiver shall be effective solely with respect to the matters described above and shall not be deemed or construed to be a waiver of any other term or condition of the Agreement or any other term or condition of any of the instruments or agreements referred to therein or executed in connection therewith, or to prejudice any right or rights that CNB may now have or may have in the future under or in connection with the Agreement or the instruments or agreements referred to therein or otherwise executed in connection therewith with respect to any other Events of Default that may exist or arise.  Except as expressly waived herein, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.  Capitalized terms not defined herein shall have the respective meanings given them in the Agreement.

Very truly yours,
City National Bank, a national banking association

By:	/s/ JOSEPH J. MCCARTHY

Joseph J. McCarthy, Senior Vice President

2001 North Main Street, Suite 200 Walnut Creek, CA 94596 T: 925.274.5124 F: 925.274.5138 joseph.mccarthy@cnb.com	Member FDIC